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                                                                    EXHIBIT 10.1


                                 CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement"), is made and entered into on this 15th day of September, 1997, by and between Paul M. Baker
("Consultant"), and Star Banc Corporation, an Ohio corporation ("Star").

                                 W I T N E S S E T H:

         WHEREAS, Star, either directly or through certain of its subsidiaries is merging with Great Financial Corporation, a Delaware corporation ("Great Financial"); and

         WHEREAS, Star desires to retain Consultant to provide certain consulting services enumerated herein and to provide Consultant with certain benefits enumerated herein and Consultant desires to provide such services.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section I. Consulting Services. Subject to the terms hereof, Star hereby retains Consultant to serve as a Consultant to STAR during the Consulting Term (as hereinafter defined), and Consultant hereby accepts such retention. Consultant hereby covenants and agrees that during the Consulting Term, Consultant shall provide such consulting services with respect to the business of Star and its subsidiaries (as they may from time to time exist (the "Consulting Services") as Star's Chairman shall reasonably request. Consultant and Star hereby acknowledge and agree that Consultant's duties and responsibilities under this Agreement shall be limited to Consulting Services.

         Section II. Term. The term of this Agreement (the "Consulting Term") shall commence as of the date of the Effective Time (as defined in the Agreement and Plan of Merger by and between Star and Great Financial dated as of September 14, 1997, as may be amended from time to time) and shall continue in effect for three years. Notwithstanding anything herein to the contrary, the Consulting Term, this Agreement and all of

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STAR's and the Consultant's obligations hereunder may be terminated:

         1. by Consultant in its sole discretion, with or without cause, upon thirty (30) days' prior written notice to Star; or

         2. by Star in the event the Consultant is terminated for "Cause." For purposes of this Agreement, "Cause" for termination of this Agreement shall exist if (i) Consultant is convicted of, pleads guilty to, confesses to or enters a plea of nolo contendere to any felony or any act of fraud, misrepresentation, misappropriation or embezzlement or (ii) Consultant has engaged in a dishonest act that damages or prejudices Star or any affiliate of Star, or in conduct or activities materially damaging to the property, business or reputation of Star or any affiliate of Star.

         Section III.  Consulting Benefits.

         A. Consulting Payments. To induce Consultant to enter into this Agreement, Star agrees to pay Consultant $150,000 per annum, payable in equal monthly installments, in arrears (the "Consulting Payments"), during the Consulting Term.

         B. Reasonable Expenses. Star shall reimburse Consultant for reasonable travel and other business expenses incurred by Consultant in the performance of its services hereunder.

         C. Indemnification. Star hereby covenants and agrees to indemnify and defend Consultant against any and all losses, liabilities, damages, deficiencies, costs (including, without limitation, court costs), and expenses (including, without limitation, attorneys' fees) incurred by Consultant and arising out of or due to (i) any breach of any representation, warranty, covenant or agreement of Star contained in this Agreement, or (ii) Consultant's performance of the Consulting Services in accordance with this Agreement, except for such losses, liabilities, damages, deficiencies, costs and expenses resulting from the gross negligence, willful misconduct or bad faith of Consultant.

         D. Confidential Information. All confidential information which Consultant currently has or may obtain during the period of consultancy relating to the business of Star and

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its affiliates shall not be published, disclosed, or made accessible by
Consultant to any other person, firm, or corporation except in the business and for the benefit of Star and its affiliates.

         E. Covenant Not to Compete. Consultant shall not, during the Consulting Term, for whatever reason, for itself, or on behalf of any other person, firm, partnership, corporation, or other entity, directly or indirectly:
(i) engage in the management of a depositary institution or mortgage banking operation which conducts business in any county or parish in which Star or its affiliates conducts mortgage banking operations or maintains a bank branch or
(ii) solicit or hire, attempt to solicit or hire any employee of Star away from Star's employ. For purposes of Subsection (i) of this Section, "to engage" shall include Consultant's acting as an employee, material shareholder, paid consultant, director or officer of or an owner of a material interest in an entity so engaged.

         Section IV.  Miscellaneous.

         A. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon STAR and its respective successors and assigns.

         B. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Ohio.

         C. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not constitute a part of this Agreement, and shall not be deemed to affect in any way the meaning or interpretation of this Agreement or the provisions hereof.

         D. Notices. All notices, communications and deliveries hereunder shall be in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on the date delivered: (i) if to Consultant, Paul M. Baker, [Address], Telecopy No.: [NUMBER] and (ii) if to Star, Star Banc Corporation, 425 Walnut Street, Cincinnati, Ohio 45202, Attn.: Jerry Grundhofer,
Telecopy No.: [NUMBER].

         E. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

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         F. Entire Agreement.  This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            PAUL M. BAKER



                                            /s/ Paul M. Baker
                                            -----------------------
                                            Signature



                                            STAR BANC CORPORATION



                                            By: /s/  Jerry Grundhofer
                                                --------------------------
                                                 Name:  Jerry Grundhofer
                                                 Title:  Chairman, President
                                                 and Chief Executive Officer

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